                                                                      EXHIBIT 11

   ($ Millions, except per share data)                                                              13 Weeks Ended
                                                                                                ------------------------
                                                                                                May 1,         April 26,
                                                                                                 1996             1995
                                                                                               ---------       ---------
   I.  Earnings per common and common equivalent share:

        Income (loss) from continuing retail operations                                         $   (38)       $  (25)
        Less--Series C convertible preferred shares dividend declared                                 -            (2)
                                                                                                -------        ------

        (a) Adjusted income (loss) from continuing retail operations                                (38)          (27)
        (b) Discontinued operations, net of income taxes                                              -            (3)
        (c) Disposal of discontinued operations, net of income taxes                                (61)            -
                                                                                                -------        ------

        (d) Adjusted net income (loss)                                                          $   (99)       $  (30)
                                                                                                =======        ======

        Weighted average common shares outstanding                                                482.0         458.8

        Stock Options --
          Common shares assumed issued                                                              0.7           0.2
          Less--common shares assumed repurchased                                                  (0.6)         (0.2)
                                                                                                -------        ------
                                                                                                    0.1           0.0
                                                                                                -------        ------

        (e) Applicable common shares, as adjusted                                                 482.1         458.8
                                                                                                =======        ======

        Earnings per common and common equivalent share:

        Adjusted income (loss) from continuing retail operations (a)/(e)                        $ (0.08)       $(0.06)
        Discontinued operations, net of income taxes (b)/(e)                                          -          0.00
        Disposal of discontinued operations, net of income taxes (c)/(e)                          (0.13)            -
                                                                                                -------        ------

        Net income (loss) (d)/(e)                                                               $ (0.21)       $(0.06)
                                                                                                =======        ======

   II. Earnings per common and common equivalent share assuming full dilution:

        (f)  Income (loss) from continuing retail operations                                    $   (38)       $  (25)
        (g) Discontinued operations, net of income taxes                                              -            (3)
        (h) Disposal of discontinued operations, net of income taxes                                (61)            -
                                                                                                -------        ------

        (i) Net income (loss)                                                                   $   (99)       $  (28)
                                                                                                =======        ======
        Weighted average common shares outstanding                                                482.0         458.8
        Weighted average Series C convertible preferred shares outstanding                            -           9.1

        Stock options--
          Common shares assumed issued                                                              1.1           0.2
          Less--common shares assumed repurchased                                                  (0.9)         (0.2)
                                                                                                -------        ------
                                                                                                    0.2           0.0
                                                                                                -------        ------

        (j) Applicable common shares, as adjusted                                                 482.2         467.9
                                                                                                 ======        =======
        Earnings per common and common equivalent share
          assuming full dilution:

        Income (loss) from continuing retail operations (f)/(j)                                 $ (0.08)       $(0.05)
        Discontinued operations, net of income taxes (g)/(j)                                          -         (0.01)
        Disposal of discontinued operations, net of income taxes (h)/(j)                          (0.13)            -
                                                                                                -------        ------
        Net income (loss) (i)/(j)                                                               $ (0.21)       $(0.06)
                                                                                                =======        ======
                                                                                                                     (1)

   (1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.